Exhibit A

AGREEMENT

The undersigned agree that this Schedule 13D Amendment No. 2, dated December 4, 2025, relating to the Common Units Representing Limited Partner Interests, of KNOT Offshore Partners LP shall be filed on behalf of the undersigned.

December 4, 2025
(Date)

ASTARIS CAPITAL MANAGEMENT LLP By: /s/ Martin Beck
Name: Martin Beck
Title: Partner & Designated Member

ASTARIS CAPITAL MANAGEMENT (UK) LIMITED By: /s/ Martin Beck
Name: Martin Beck
Title: Director

ASTARIS CAPITAL MANAGEMENT (CAYMAN) LIMITED By: /s/ Martin Beck
Name: Martin Beck
Title: Director

MARTIN BECK By: /s/ Martin Beck